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                                                                   EXHIBIT 10.42

                                PROMISSORY NOTE
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May 21, 1999                                                        $45,612.50


          David Lubin ("Maker"), hereby promises to pay to the order of ZEFER
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Corp. (the "Company"), the principal amount of $45,612.50 together with interest
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thereon calculated from the date hereof in accordance with the provisions of this Note.

          This Note is the Holder Note referred to in the Stock Restriction Agreement, dated as of the date hereof, between the Company and Maker (the "Stock Restriction Agreement"). Section 1(a) of the Stock Restriction Agreement
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contains provisions for the issuance of this Note upon the terms and conditions specified herein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Stock Restriction Agreement.

     1.   Interest.  Interest shall accrue on the outstanding principal amount
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of this Note at a rate equal to the lesser of (i) 5% per annum or (ii) the highest rate permitted by applicable law, compounded annually on each anniversary of the date hereof.

     2.   Payment on Note.
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          (a)  Term.  Subject to Section 2(b) below, the entire principal amount
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of this Note and all accrued interest thereon shall be due and payable on the fifth anniversary of the date hereof.

          (b)  Mandatory Prepayments.  Notwithstanding anything in Section 2(a)
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to the contrary, Maker shall make the following mandatory prepayments:

               (i) Upon the purchase of Stock from time to time by the Investors pursuant to Section 1B(b) of the Purchase Agreement dated March 23, 1999 by and among the Company and the Investors, as amended from time to time (the "Purchase Agreement"), Maker shall make a payment of principal
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     in an amount equal to the product of (A) $50,000.00, multiplied by (B) the
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     quotient of (x) the amount paid to the Company in connection with such purchase of Stock by Investors, divided by (y) $100,000,000, plus all
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     accrued interest on such principal amount (or such lesser principal amount then outstanding). For purposes hereof, "Stock" shall have the meaning set
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     forth in the Purchase Agreement.

               (ii) In the event Maker receives any net cash proceeds (A) in connection with the payment of a dividend or other distribution by the Company or (B) relating to any other transaction or series of transactions in which Maker sells any of the Holder Stock, Maker shall prepay any amounts owed pursuant to this Note by applying all of such proceeds first,
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     to any accrued interest and second, to any principal then outstanding.
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     Upon a Sale of the Company, Maker shall pay the entire principal amount then outstanding and any accrued interest to the Company. For purposes hereof, a "Sale of the Company" and "Holder Stock" shall have the meanings
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     set forth in the Stock Restriction Agreement.

          (c)  Optional Prepayments.  Maker may, at any time and from time to
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time without premium or penalty, prepay all of the outstanding principal amount of the Note; provided
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that any prepayment will be accompanied by a payment of accrued interest on the portion being prepaid.

          (d)  Right of Offset.  Upon an Event of Default (as described in
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Section 3 hereof) or the Company's repurchase of Holder Stock pursuant to
Section 3(e) of the Management Agreement, the Company shall be entitled to offset any amounts owed to the Company by Maker, now existing or hereinafter arising, pursuant to this Note against any amounts payable by the Company to the Maker pursuant to and as set forth in the Management Agreement between the Company and the Maker.

       3. Events of Default.
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          (a)  Definition.  For purposes of this Note, an Event of Default shall
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be deemed to have occurred if:

               (i) Maker fails to pay (A) within 30 days after the date when due, the full amount of interest then accrued or (B) when due, the full amount of any principal payment; or

               (ii) Maker makes an assignment for the benefit of creditors or admits in writing his inability to pay his debts generally as they become due; or an order, judgment or decree is entered adjudicating Maker bankrupt or insolvent; or any order for relief with respect to Maker is entered under the Federal Bankruptcy Code; or Maker petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of any substantial part of Maker's assets, or commences any proceeding relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against Maker and either (A) Maker by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within 60 days.

          (b)  Consequences of Events of Default.

          If an Event of Default of the type described in subparagraph 3(a)(ii) has occurred the aggregate principal amount of the Note (together with all accrued interest thereon and all other amounts payable in connection therewith) shall become immediately due and payable without any action on the part of the Company, and Maker shall immediately pay to the Company all amounts due and payable with respect to the Note.

          If an Event of Default of the type described in subparagraph 3(a)(i) has occurred and continued for 5 days, the Company may declare all or any portion of the outstanding principal amount of the Note (together with all accrued interest thereon and all other amounts due in connection therewith) due and payable and demand immediate payment of all or any portion of the outstanding principal amount of the Note.

          Maker, or his successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest and demand, dishonor and nonpayment of this Note, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time and that the Company may accept security for this Note or release security for this Note, all without in any way affecting the liability of Maker hereunder.
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          In the event that Maker fails to pay any amounts due hereunder when due, Maker shall pay to the Company, in addition to such amounts due, all costs of collection, including reasonable attorneys fees.

     4.   Amendment and Waiver.  Except as otherwise expressly provided herein,
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the provisions of the Note may be amended and Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Maker has obtained the written consent of the Company.

     5.   Cancellation.  After all principal and accrued interest at any time
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owed on this Note has been paid in full, this Note shall be surrendered to Maker for cancellation and shall not be reissued.

     6.   Place of Payment.  Payments of principal and interest are to be
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delivered to the Company at the following address:

               ZEFER Corp.
               711 Atlantic Avenue
               Boston, MA 02110
               Attention:  Chief Financial Officer

or to such other address or to the attention of such other person as specified by prior written notice to Maker.

     7.   Usury Laws.  It is the intention of the Company and Maker to conform
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strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Company resulting from an Event of Default, voluntary prepayment by Maker or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Company either be rebated to Maker or credited on the principal amount of this Note, or if this Note has been paid, then the excess shall be rebated to Maker. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Maker or credited on the principal amount of this Note, or if this Note has been repaid, then such excess shall be rebated to Maker.
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     8.   Governing Law.  This Note is made under and governed by the internal
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law, not the laws of conflicts, of the State of Delaware.

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          IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first above written.


                              /s/ David Lubin
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                              David Lubin - Maker